Chart Industries, Inc. Third Quarter 2023 Earnings Call October 27, 2023

GTLS: GAS TO LIQUID SYSTEMS® Forward Looking Statements (1/2) CERTAIN STATEMENTS MADE IN THIS INVESTOR PRESENTATION ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS CONCERNING CHART’S BUSINESS PLANS, INCLUDING STATEMENTS REGARDING OBJECTIVES, FUTURE ORDERS, REVENUES, MARGINS, EARNINGS, PERFORMANCE OR OUTLOOK, BUSINESS OR INDUSTRY TRENDS AND OTHER INFORMATION THAT IS NOT HISTORICAL IN NATURE. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY TERMINOLOGY SUCH AS “MAY,” “WILL,” “SHOULD,” “COULD,” “EXPECTS,” “ANTICIPATES,” “BELIEVES,” “PROJECTS,” “FORECASTS,” “INDICATORS”, “OUTLOOK,” “GUIDANCE,” “CONTINUE,” “TARGET,” OR THE NEGATIVE OF SUCH TERMS OR COMPARABLE TERMINOLOGY. FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESENTATION OR IN OTHER STATEMENTS MADE BY CHART ARE MADE BASED ON MANAGEMENT’S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS IMPACTING CHART AND ARE SUBJECT TO UNCERTAINTIES AND FACTORS RELATING TO CHART’S OPERATIONS AND BUSINESS ENVIRONMENT, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND CHART’S CONTROL, THAT COULD CAUSE CHART’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE MATTERS EXPRESSED OR IMPLIED BY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE CHART’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS INCLUDE: CHART MAY BE UNABLE TO ACHIEVE THE ANTICIPATED BENEFITS OF THE ACQUISITION OF HOWDEN (THE “ACQUISIT ION”) ( INCLUDING WITH RESPECT TO ESTIMATED FUTURE COST AND COMMERCIAL SYNERGIES); REVENUES FOLLOWING THE ACQUISIT ION MAY BE LOWER THAN EXPECTED; OPERATING COSTS, CUSTOMER LOSSES, AND BUSINESS DISRUPTION ( INCLUDING, WITHOUT LIMITATION, DIFFICULTIES IN MAINTAINING RELATIONSHIPS WITH EMPLOYEES, CUSTOMERS AND SUPPLIERS) RESULTING FROM THE ACQUISIT ION MAY BE GREATER THAN EXPECTED; OUR ABILITY TO SUCCESSFULLY CLOSE ON PLANNED DIVESTITURES AND ACHIEVE THE ANTICIPATED PROCEEDS FROM THOSE DIVESTITURES; SLOWER THAN ANTICIPATED GROWTH AND MARKET ACCEPTANCE OF NEW CLEAN ENERGY PRODUCT OFFERINGS; INABILITY TO ACHIEVE EXPECTED PRICING INCREASES OR CONTINUED SUPPLY CHAIN CHALLENGES INCLUDING VOLATILITY IN RAW MATERIALS AND SUPPLY; RISKS RELATING TO REGIONAL CONFLICTS AND UNREST, INCLUDING THE RECENT UNREST IN THE MIDDLE EAST AND THE CONFLICT BETWEEN RUSSIA AND UKRAINE, INCLUDING POTENTIAL ENERGY SHORTAGES IN EUROPE AND ELSEWHERE AND THE OTHER FACTORS DISCUSSED IN ITEM 1A (RISK FACTORS) IN CHART’S MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC, WHICH SHOULD BE REVIEWED CAREFULLY. CHART UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT. 2

GTLS: GAS TO LIQUID SYSTEMS® Forward Looking Statements (2/2) 3 THIS PRESENTATION CONTAINS NON-GAAP FINANCIAL INFORMATION, INCLUDING ADJUSTED NON-DILUTED EPS, NORMALIZED BASIC EPS, “NET INCOME, ADJUSTED”, FREE CASH FLOW, AD JUSTED FREE CASH FLOW, EBITDA, ADJUSTED EBITDA, ADJUSTED OPERATING INCOME, AND ADJUSTED OPERATING MARGIN . FOR ADDITIONAL INFORMATION REGARDING THE COMPANY'S USE OF NON-GAAP FINANCIAL INFORMATION, AS WELL AS RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO THE MOST DIRECTLY COMPARABLE FINANCIAL MEASURES CALC ULATED AND PRESENTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STAT ES ("GAAP"), PLEASE SEE THE RECONCILIATION SLIDES TITLED “THIRD QUARTER 2023 EARNINGS PER SH ARE,” “THIRD QUARTER 2023 ADJUSTED EBITDA” AND “THIRD QUARTER 2023 FREE CASH FLOW” INCLUDED IN, OR IN TH E APPENDIX AT THE END OF, THIS PRESENTATION. PLEASE SEE THE RECONCILIATION TABLE AT THE END OF THE ACCOMPANYING EARNINGS RELEASE FOR THE “THIRD QUARTER ADJUSTED GROSS MARGIN,” “ADJUSTED GROSS PROFIT” AND “ADJUSTED OPERATING INCOME” RECONCILIATIONS, AS WELL AS A RECONCILIATION AND ADDITIONAL DETAILS ON ADJUSTED NON-DILUTED EPS AND ADJUSTED FREE CASH FLOW. WITH RESPECT TO THE COMPANY’S 2023 AND 2024 FULL YEAR EARNINGS OUTLOOK. THE COMPANY IS NOT ABLE TO PROVIDE A RECONCILIATION OF THE ADJUS TED EBITDA AND ADJUSTED FREE CASH FLOW OUTLOOKS BECAUSE CERTAIN ITEMS MAY HAVE NOT YET OCCURRED OR ARE OUT OF THE COMPANY’S CONTROL AND/OR CANNOT BE REASONABLY PREDICTED. CHART INDUSTRIES, INC. IS A LEADING INDEPENDENT GLOBAL LEADER IN THE DESIGN, ENGINEERING, AND MANUFACTURING OF PROCESS TECHNOLOGIES AND EQUIPMENT FOR GAS AND LIQUID MOLECULE HANDING FOR THE NEXUS OF CLEAN™ - CLEAN POWER, CLEAN WATER, CLEAN FOOD, AND CLEAN INDUSTRIALS, REGARDLESS OF MOLECULE. THE COMPANY’S UNIQUE PRODUCT AND SOLUTION PORTFOLIO ACROSS STATIONARY AND ROTATING EQUIPMENT IS USED IN EVERY PHASE OF THE LIQUID GAS SUPPLY CHAIN, INCLUDING ENGINEERING, SERVICE AND REPAIR FROM INSTALLATION TO PREVENTIVE MAINTENANCE AND DIGITAL MONITORING. CHART IS A LEADING PROVIDER OF TECHNOLOGY, EQUIPMENT AND SERVICES RELATED TO LIQUEFIED NATURAL GAS, HYDROGEN, BIOGAS AND CO2 CAPTURE AMONGST OTHER APPLICATIONS. CHART IS COMMITTED TO EXCELLENCE IN ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE (ESG) ISSUES BOTH FOR ITS COMPANY AS WELL AS ITS CUSTOMERS. WITH OVER 48 GLOBAL MANUFACTURING LOCATIONS AND 41 SERVICE CENTERS FROM THE UNITED STATES TO ASIA, AUSTRALIA, INDIA, EUROPE AND SOUTH AMERICA, THE COMPANY MAINTAINS ACCOUNTABILITY AND TRANSPARENCY TO ITS TEAM MEMBERS, SUPPLIERS, CUSTOMERS AND COMMUNITIES. TO LEARN MORE, VISIT WWW.CHARTINDUSTRIES.COM

GTLS: GAS TO LIQUID SYSTEMS® 4© 2023 Chart Industries, Inc. Confidential and Proprietary Agenda Howden Synergy Achievements Key Takeaways Record Q3 2023 Results & Continued Strong Demand Progress on Deleveraging 2023 and 2024 Outlook

GTLS: GAS TO LIQUID SYSTEMS® Q3 2023 Key Takeaways 5© 2023 Chart Industries, Inc. Confidential and Proprietary • Accelerating deleveraging actions including achieving ~$500 million in divestiture proceeds by October 31, 2023 • Signed / closed on the sale of American Fans to Arcline (October 26, 2023) for $111M all-cash (multiples in-line with prior Chart transactions) • Expect to close on the sale of Cofimco to PX3 Partners for $80M all-cash on October 31, 2023 (earlier than originally anticipated) • Net leverage ratio of 3.59; proforma 9/30/2023 of 3.47 adjusting for the Cofimco, Cryo Diffusion and American Fans divestitures • Expect to reach net leverage ratio of 2.5-2.9X by midyear 2024 (vs. originally anticipate year-end 2024 target) • Exceeded year-one commercial synergy target seven months into ownership; on-track to achieve or exceed cost synergies • Achieved $297.9 million in commercial synergy awards, exceeding our year-one target of $150 million • Achieved $135.6 million in cost synergies, on-track to achieve or exceed year-one cost synergy target of $175 million • Strong Q3 2023 operational results compared both sequentially to Q2 2023 and year-over-year Q3 2022 (proforma for combined) • Sales increased 9.8% (compared to Q3 2022 proforma for the combined business) • Reported gross margin of 30.8% and adjusted gross margin of 31.8%, our second sequential quarter above 30% (expected to continue) • Reported EBITDA of $169.3 million and adjusted EBITDA of $195.0 million (increase of 38.0% vs. Q3 2022 proforma) • Reported EBITDA margin of 18.9% (+130 bps vs. Q2 2023); adjusted EBITDA margin of 21.7% (+440 bps vs. proforma Q3 2022) • Record backlog of $4.1 billion supports our 2024 outlook; broad-based end market demand across all segments, geographies as well as new build and aftermarket, service and repair • Q3 2023 book-to-bill was 1.26 and RSL book-to-bill was 1.22 • Q3 2023 record orders of $1.13 billion and ending record backlog of $4.1 billion (with no Big LNG projects booked in Q3 2023) • No lost revenue (timing shifts due to supplier delivery and customer timing); 0.19% of backlog cancellation since the close of the Howden acquisition and significantly less than 1% historically in the combined and standalone businesses • 2023 and 2024 outlook • Updating 2023 guidance to reflect earlier than expected divestiture impact and supply chain delivery timing; EPS remains within the range • Reiterating 2024 adjusted EBITDA of ~$1.3 billion despite divestitures; initiating sales, adjusted EPS, and formal FCF guidance

GTLS: GAS TO LIQUID SYSTEMS® Executed to Date On-Schedule and to Targets (1/2) As previously shared 6 # Action What we said in November 2022 As of October 27, 2023 Status 1 Financing Did not expect to close into the bridge and would seek to limit amount of KPS Capital Partners (KPS) preferred stock Completed financing in December 2022; Closed without the bridge or any preferred issuance to KPS Completed, Oversubscribed No KPS preferred Options for balance sheet optimization 2 Weighted avg cost of debt 7% to 8.5% Actual well within the range Completed 3 Expected closing First half 2023 Q1 2023, actual Completed; One quarter early 4 Customer demand Strong demand in most end markets in both businesses Strong demand in most end markets in both businesses Unchanged from original 5 Backlog supporting 2023 More of next (2023) year’s forecasted revenue already booked than typical More of next (2023) year’s forecasted revenue already booked than typical Completed and unchanged from original 6 Balance sheet optimization We would optimize our balance sheet through various activities Multiple balance sheet and capital structure activities completed with ongoing evaluation of advantageous options Underway and progressing on schedule 7 Other cash to accelerate debt paydown N/A Real estate sales, insurance settlement, cash repatriation Properties sold, cash repatriated, w/cap settlement agreed and received

Executed to Date On-Schedule and to Targets (2/2)

Q3 2023 Updates

#	Action	What we said in November 2022	As of October 27, 2023	Status
9	Divestitures	Working to complete shortly after the close of Howden with anticipated potential proceeds of ~$500 million	Completed divestiture of Roots™ business to Ingersoll Rand for ~$300 million all-cash Executed definitive agreement to sell Cofimco business to PX3 for $80 million all-cash Signed and closed sale of American Fans to Arcline Investment Management	• $300 million cash proceeds from Roots received in August 2023 • $111 million cash proceeds from American Fans sales received October 26, 2023 • Cryo Diffusion sale close and funding expected in October 2023 (4.25M euro) • ~$80 million proceeds from Cofimco sale expected October 31, 2023 • Total cash proceeds from divestitures executed of ~$496 million
10	Commercial synergies, year one	$150 million	$296.5 million achieved to date, with size, breadth of synergy projects and customer inbounds increasing	• Exceed year-one commercial synergy target by ~100%, seven months into integration • Over $1.3 billion of synergy commercial opportunities in pipeline across energy, hydrogen, water treatment, CCUS, etc.
11	Balance sheet optimization	We would optimize our balance sheet through various activities	Have completed numerous balance sheet activities, including Term Loan B repricing in Sept. 2023, and other instruments for Letters of Credit that do not use Revolving Credit Facility (RCF) capacity	• Looking ahead, we expect to close on the sale of two properties in the fourth quarter 2023, resulting in approximately $4.75 million of additional cash • We continue to evaluate and act on opportunities to optimize our cash and available liquidity

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GTLS: GAS TO LIQUID SYSTEMS® 8© 2023 Chart Industries, Inc. Confidential and Proprietary Agenda Howden Synergy Achievements Key Takeaways Record Q3 2023 Results & Continued Strong Demand Progress on Deleveraging 2023 and 2024 Outlook

GTLS: GAS TO LIQUID SYSTEMS® All Figures Presented are Continuing Operations Unless otherwise noted 9 • Our third quarter 2023 results from continuing operations exclude the Roots™ financial results for our entire ownership period (Roots™ is in discontinued operations) • The Roots™ business was sold to Ingersoll Rand for $300 million, all cash (a low-teens EBITDA multiple) and closed on August 18, 2023 • We signed a definitive agreement on July 26, 2023 to sell our Cofimco fans business to PX3 Partners for an $80 million purchase price (multiples in-line with prior Chart transactions). The transaction is anticipated to close on October 31, 2023; for the third quarter 2023 and year-to-date through September 30, 2023, Cofimco is treated as an asset held for sale and is not included in our 2023 or 2024 outlook • We signed and closed on the divestiture of our American Fans business for $111 million all-cash to Arcline Investment Management, L.P. on October 26, 2023 (multiples in-line with prior Chart transactions). Effective as of October 26, 2023, the business is no longer part of Chart nor included in our 2023 or 2024 outlook • The sale of Cryo Diffusion for 4.25 million euros will close and fund on October 31, 2023, and the business is not included in our 2023 or 2024 outlook

Third Quarter 2023 Results

$ millions, except per share amounts Continuing Operations		Q3 2023	Q2 2023	Change	Q3 2022 PF	Change
1	Orders excluding Big LNG[1]	1,127.3	1,063.1	+6.0% ~30%	1,202.9	-6.3% ~2%
2	Book-to-Bill (Total)	1.26	1.17		1.47	
3	Backlog	4,140.7	3,964.9	+4.4%		
4	Sales	897.9	908.1	-1.1%	817.8	+9.8%
5	Reported GM %	30.8%	30.9%	-10 bps	28.4%	+240 bps
6	Adjusted GM%	31.8%	32.5%	-70 bps		
7	Reported EBITDA	169.3	158.8	+6.6%	125.9	+34.5%
8	Reported EBITDA % of Sales	18.9%	17.5%	+130 bps	15.4%	+350bps
9	Adjusted EBITDA	195.0	195.3		141.3	+38.0%
10	Adjusted EBITDA % of Sales	21.7%	21.5%	+20 bps	17.3%	+440 bps
11	Reported Diluted EPS	$0.05	-$0.01		n/a	
12	Adjusted Diluted EPS	$1.28	$1.19	+7.6%	n/a	
13	Adjusted Free Cash Flow	86.3	86.6		n/a	

Q3 2023 Comments

- Record backlog
- Record orders (ex BigLNG)
- Book to bill of 1.26
- RSL book to bill of 1.22
- No lost sales; timing shifts support 2024 outlook
- All quarters since we closed Howden acquisition have had reported and adjusted gross margin over 30%
- All quarters since we closed Howden acquisition have had adjusted EBITDA margin over 21.5%
- Over 99% of adjustments relate to Howden deal and integration related costs

(1) Excludes Big LNG orders of approximately $200 million in Q2 2023 and approximately $90 million in Q3 2022.

(2) Adjusted gross margin, EBITDA, Adjusted EBITDA, Free cash flow, Adjusted Free Cash Flow and Adjusted EPS are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income (in the case of EBITDA and Adjusted EBITDA) in accordance with U.S. GAAP. A reconciliation table for *these measures in provided in the appendix under "Third Quarter 2023 Adjusted EBITDA" and in the tables accompanying the earnings release.*

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GTLS: GAS TO LIQUID SYSTEMS® © 2022 Chart Industries, Inc. Confidential and Proprietary 11 Q3 2023 Sales and Gross Margin Trends GTLS Standalone Metrics Chart + Howden ex Roots Metrics for ownership period Q3 2023 gross margin impact items not added back or adjusted totaled ~$3.7M • Theodore, AL expansion timing = $2.5M • FOAK equipment sold at lower GM% = $1.2M (1) Adjusted gross margin is not a measure of financial performance under U.S. GAAP. A reconciliation table is provided n the appendix under “Third Quarter 2023 Adjusted Gross Margin” and in the tables accompanying the earnings release. $312 $289 $322 $328 $379 $354 $405 $412 $441 $532 $908 $898 28.1% 29.1% 25.8% 22.8% 21.7% 23.6% 23.4% 25.4% 28.2% 28.1% 30.9% 30.8% 28.7% 29.9% 29.0% 26.5% 24.2% 26.1% 25.3% 27.3% 29.9% 28.5% 32.5% 31.8% Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Sales ($M) Gross Margin % Adj Gross Margin %

GTLS: GAS TO LIQUID SYSTEMS® Chart + Howden ex Roots Metrics for ownership period $289 $322 $328 $379 $354 $405 $412 $441 $532 $908 $898 17.1% 9.8% 13.6% 10.6% 10.4% 10.8% 16.2% 23.1% 12.4% 17.5% 18.9%19.0% 18.7% 15.3% 15.3% 15.5% 16.2% 18.9% 22.1% 18.9% 21.5% 21.7% Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Sales ($M) EBITDA % Adj EBITDA % Q3 2023 Sales and EBITDA Trends 12 GTLS Standalone Metrics (1) EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income in accordance with U.S. GAAP. Management believes that EBITDA and Adjusted EBITDA facilitate useful period-to-period comparisons of financial results and the information is used by us in evaluating our internal performance.

GTLS: GAS TO LIQUID SYSTEMS® Supply Chain Costs Close to “Back to Normal” Deliveries continue to be late with long lead times 13Sources: LME (Aluminum), MEPS (Carbon and Stainless Steel), Freightos

GTLS: GAS TO LIQUID SYSTEMS® Third Quarter 2023 Noteworthy Results 14 • Safety total recordable incident rate (TRIR) of 0.52 (September 30, 2023) improved from 0.57 (June 30, 2023) • Lost time incident rate (LTIR) of 0.20 is the lowest in our history • 70% of our sites are accident free for more than one year • Chart Changzhou, China has 3.26 million hours accident-free (benchmark is 1M hours for heavy industrial) • Two of our Chart China personnel have been appointed as safety experts at the Changzhou city level • Achieved and renewed over 25 global certifications across all of our geographies, including: • GOFA trailer site received approval from the German army for use of tank containers with hazardous goods as stationary tanks • Following successful re-certification by the British Standards Institute across all South Africa sites for ISO 9001, 14001 and 450001, for the first time achieved ISO 50001 certification (Energy Management System) • Chart China successfully completed the factory audit for KGS certificate with no findings • Chart China passed the supervision and audit certification EN15085 (welding system of bullet train system) • Howden Singapore certified ISO 14001 and 45001 for the first time

GTLS: GAS TO LIQUID SYSTEMS® Third Quarter 2023 RSL Noteworthy Results 15 • Q3 2023 RSL backlog is a record at $609.7M, an increase of 35%+ compared to Q3 2022 (proforma combined business) • RSL Q3 2023 book-to-bill of 1.22 • RSL orders increased more than 20% when compared to Q3 2022 (proforma) • YTD Q3 2023 RSL sales increased 15.5% for the same period comparison YTD Q3 2022 (proforma) • RSL gross profit as a percent of sales increased to 43.3%, a sequential increase of 200 bps compared to Q2 2023 • Over 50,000 Chart legacy installed base assets are now in the Howden digital aftermarket system • Increased our number of active LTSAs and Framework agreements by 9.2% since 12/31/2022 • Howden’s Digital Uptime is being applied to 51 active LNG refueling stations across 15 customers (from Chart legacy customers); 9 have already been connected across 4 sites, with remaining coming online in the coming months $millions Sequential Sales Q2 2023 Reported Sales (Repair, Service, Leasing) $298.7 Lower Q3 power market (USA) activity which will reverse in Q4 due to supplier delivery and customer outage timing (11.5) Less EU heater element pack timing with customer summer shutdown timings (13.8) S. Africa retrofit contract in backlog delivery timing moved to Q4 2023 (2.1) Q3 2023 Reported Sales (Repair, Service, Leasing) 271.3 Repair, Service and Leasing (RSL) continues to be strong and gain synergy momentum

GTLS: GAS TO LIQUID SYSTEMS® Third Quarter 2023 Noteworthy Results by Region 16 • America region delivered solid and consistent performance across sites • Broad end market demand remains very strong with a 70% sequential increase in non-BigLNG orders compared to Q2 2023 • EBITDA margin of 25%, an increase of 500 basis points from the beginning of the year • Delivered strong growth for Aftermarket sales with Q3 2023 Revenue up high teens compared to Q3 2022 and EBITDA up more than 30% • Europe region results demonstrate focused execution; order and sales growth expected to continue sequentially • Q3 2023 aftermarket, service and repair bookings increased mid-to-high single digits compared to Q3 2022 • Q3 2023 sales were up high teens compared to Q3 2022 • Increasing interest in LNG equipment (especially with winter season ahead) and field service synergy opportunities • Middle East and Africa region continues strong performance • Q3 2023 orders were greater than 150% higher than Q3 2022 • Q3 2023 year-to-date orders were greater than 100% higher than Q3 2022 year-to-date • Q3 2023 EBITDA increased more than 35% compared to Q3 2022 EBITDA • APAC and India delivered record bookings in the third quarter 2023 and continues with excellent cash conversion • Q3 2023 new build orders in Australia specifically were $38 million, +190% from Q3 2022 • Q3 2023 operating cash as a percentage of EBITDA for the region was greater than 200% • Increasingly leveraging our India resources, specifically engineering and manufacturing for regional support • China region EBITDA margin increased approximately 100 basis points from Q3 2022 • Anticipate China orders to increase 15% to 20% in the second half 2023 compared to the first half 2023 • Expect an increase for China orders in 2024 of ~20% • Increasing activity in the China region for hydrogen tanks from global customers

Record Backlog and Orders in Q3 2023

$millions Orders	Q3 2023	Q2 2023	% change
Chart total orders	$1,127	$1,063	+6%
BigLNG	0	~200	
Chart orders ex BigLNG	1,127	~863	~30%

$millions Orders	Q3 2023	Q2 2023	% change
HTS total orders	176	302	(42%)
BigLNG	0	~200	
HTS orders ex BigLNG	176	~102	~72%

Key Q3 2023 Bookings:

- Hydrogen and helium liquefiers
- Multiple jumbo tanks for space exploration
- Oil and gas project for customer in M. East
- Multiple railcars from IG customer
- LNG export terminal fans retrofit
- Water treatment in India
- Steam turbine generating set for steam cycle system

Q3 2023:

- Orders each over $1M: 139
- First of a Kinds (FOAKs): 26
- New Customers: 83
- New MOUs: 7 (total 50)

CBRE in Europe with an LNG station retrofit for Shell Slovakia

Minnesota DOT –St. Croix: GAC treatment system for PFAS

Day & Zimmerman GAC Water Treatment system for treating trace amounts of TNT in wastewater

Blower system for ice breaking in ships reducing ice resistance and usable as a steering device

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GTLS: GAS TO LIQUID SYSTEMS® © 2023 Chart Industries, Inc. Confidential and Proprietary 18 Chart’s End Market Opportunity Pipeline End Market Prior Quarter June 30, 2023* Current Quarter September 30, 2023* Big LNG • $7.6 billion • 27 projects • 9 intl projects for potential IPSMR® • $8.5 billion • 29 projects • 10 intl projects for potential IPSMR® • 1 intl project selected IPSMR® technology (PO not yet booked) ssLNG/FLNG • 386 potential projects in commercial pipeline • 441 potential projects in commercial pipeline Hydrogen • 1,170 customers & potential customers • 1,251 customers & potential customers • An increase of 59% from 12/31/2022 Carbon Capture • 818 customers & potential customers • $2.72 billion of approximate value of top 30 opportunities in CCUS commercial pipeline • 868 customers & potential customers • $2.72 billion of approximate value of top 30 opportunities in CCUS commercial pipeline Water Treatment • 778 customers & potential customers • 828 customers & potential customers • Q3 2023 = 15 orders with new water customers *Includes Chart and Howden figures Commercial opportunity pipeline of over $20.3 billion Includes over $1.3 billion of synergy order pipeline

GTLS: GAS TO LIQUID SYSTEMS® Four Aspects of LNG End Markets We Serve 19 • We have booked Big LNG orders in 2021, 2022, 2023 • YTD 9/30/2023, we have booked two Big LNG orders; anticipate another around year-end 2023 • We anticipate Big LNG orders in the coming years (supply/demand and move to modularity) • SsLNG and FLNG have gained traction globally • Continue to see projects move ahead with private financing • Large momentum for Southeast Asia and Africa ssLNG and FLNG projects in the pipeline • ISO containers continue in strong demand • LNG fueling stations expanding in EU and India • Over-the-road vehicle tanks for LNG heavy duty trucks slow in 2022, and 2023 YTD • Broader customer demand for LNG tanks in 2023 • Multiple FEED studies from US Gulf Coast operators for nitrogen rejection units • Upgrading, optimizing, and debottlenecking of existing LNG facilities to run more efficiently and increase output • Service and repair opportunities increasing Big LNG Small-scale and Floating LNG LNG Infrastructure Retrofit Service & Repair Synergy Orders already booked YTD Synergy orders already booked YTD Synergy orders already booked YTD

* * * * Potential for Chart & Howden Content Confirmed funding Oct.13 * * ** * * * Source: CHF & White House Announcement 10/13/2023 * * * * * * * * * * US DOE Hub Applications Status as of October 13, 2023 * * * *

Hydrogen Momentum Across Applications and Geographies

- Q3 2023 notable hydrogen-related orders around the world
  - Awarded H2 and He liquefiers (synergy wins)
  - Received a H2 compressor order ($16M+) from a Korean customer
  - Orders from various geographies, including China, USA, Canada, Korea including our first order for LH2 tank in South Korea market
- Q3 2023 hydrogen-related certifications and engineering accomplishments
  - Received full Korean code (KGS) approval for the LH2 trailers
  - Howden successful stage gate review for high pressure 700MPa oil free reciprocating compressor development.
  - Received Design Appraisal Document for the ASME version of our LH2 ISO container.
- Q3 2023 significant hydrogen achievements with our customers
  - Hyzon Motor Company and Performance Food Group (PFG) completed deliveries to 8 PFG customers using our liquid hydrogen onboard tank (traveled 540+ miles, 16 hours continuous run-time, temperatures 100F+)
  - We completed and shipped three trailers from our Theodore, Alabama (USA) factory to a South Korean customer (October 4, 2023) that will be first to deliver liquid H2 to customers in country



H2 Orders 2020-2023 - Order Value
2023 is Annualized from YTD Q3
Total Orders
Production & Liquefaction
Storage & Transportation
End Use
2020
2021
2022
Est. 2023 Annualized per YTD Q3

Global Chart Hydrogen Orders 2020-current



Note: Countries can have multiple projects

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GTLS: GAS TO LIQUID SYSTEMS® 22© 2023 Chart Industries, Inc. Confidential and Proprietary Agenda Howden Synergy Achievements Key Takeaways Record Q3 2023 Results & Continued Strong Demand Progress on Deleveraging 2023 and 2024 Outlook ~30%

GTLS: GAS TO LIQUID SYSTEMS® 23 # Description Achieved as of October 26, 2023 Original annualized year-one target $ millions % of year-one synergies achieved to date % of year-one ownership as of 10/26/2023 1 Commercial synergies 297.9 150 ~199% ~60% 3 Cost synergies 135.6 175 ~78% ~60% Synergy Achievement (March 17, 2023 to October 26, 2023) • Exceeded year-one commercial synergy target with $297.9 million booked as of October 26, 2023 (year- one target of $150 million) • On-track to meet or exceed year-one cost synergy target with $135.6 million completed as of October 26, 2023 (year-one target of was $175 million)

GTLS: GAS TO LIQUID SYSTEMS® 24 Q3 2023 Example Commercial Synergy Wins Due to Howden’s field service capability and presence in Europe, Chart was able to book another Lifecycle Service Agreement for CNG refueling stations. It gives us a $200 million+ aftermarket opportunity for the installed base in Europe Booked a carbon capture FEED-study order for a large European cement manufacturer using Chart and Howden equipment and SES Cryogenic Carbon Capture technology Won a next generation Tuf-Lite fans order with a Chart legacy customer for a retrofit project which will utilize Howden’s Hengelo noise testing and wind tunnel capabilities to meet all field requirements Awarded a hydrogen liquefier project with a new customer which will include Chart and Howden equipment and technology Commercial synergy orders of $297.9 million have exceeded our year-one target of $150 million Chart customer using Howden service capabilities Howden customer using Chart’s CCUS capabilities Chart’s customer using Howden’s wind tunnel and noise testing New customer using Chart and Howden full solution

GTLS: GAS TO LIQUID SYSTEMS® OneChart™ Culture Drives Synergy Ideas and Attainment 25 Hello Jill, I wanted to say a big thanks to you, Camille & Parvesh for yesterday’s shout-out. This really has been a great example of a OneChart approach with many teams involved. Whilst it was really nice for me to get the mention personally, there are many others within HAX & HIN that have contributed to get us to where we are now. One final push to get the casings to Germany (error free) and then I think we can really celebrate ☺ That said, thanks to all for the recognition & to David for his guidance on maintaining our objectives with this project. I always think it is nice to know that we are making a difference & with the Rugby World Cup & Olympics eminent in Paris it is great to see these metro lines taking shape. A small piece of the bigger picture… One Chart | Thank You! Hi Robin, Since we will finish the 6 Sigma training tomorrow, I would like to share my great appreciation to the teacher Named Khubaib. He is a great teacher, and I have learned a lot from him. He helped me figure out a lot of concepts which is pretty helpful for my work in the near future. I was impressed with his expertise and humble character. Great teacher. @Catalano, Robin also thank you, Great Arrangement. Have a great day. 6 Sigma Training | Emerging Leaders Hi Jill – I hope you are well, and I am glad the APAC visit went well with the team. Regarding the below request for a procurement slide for Amers, Europe & China regions. I am working with my regional procurement directors (Taylor, Calum & Liu Yan) to put this together early next week and share with you, Earl, Fred & Sherry. I have a regular cadence process in place monitoring these KPI’s, so the data is available. FYI – we also have a H2 integration plan (update attached) to make the overall procurement governance process consistent across the combined organization. In addition, I thought I would share how we are tracking on synergy, as of today: The team continue to make great progress and the collaboration is really the best I have seen at this stage of an integration process. Awesome…. Awesome Collaboration Hi Jill, Good to be in touch with you. I am Procurement Director for Europe, working closely with Colin, Fred, David and the wider regional team. Further to recent discussions with Colin, please see attached update on EU procurement performance. In summary, we’re tracking well against Howden FY23 AOP plan, rapid negotiation program exceeded expectations, and engagement has been excellent throughout integration of our supply chain teams. Please let me know if you have any questions or would like additional info. Thanks Team Work | AOP“This really has been a great example of a OneChart approach with many teams involved!” “I would like to share my great appreciation to Named. He is a great teacher, and I have learned a lot from him.” “The team continue to make great progress and the collaboration is really the best I have seen at this st e of an in egration p ocess.” “…rapid negotiation program exceeded expectations, and engagement has been excellent throughout” Example QR

26 © 2023 Chart Industries, Inc. Confidential and Proprietary Aftermarket, service and repair is a key area of synergy opportunity Readiness to Serve Installed Base Mgt & Campaigning Customer Attachment Intelligent AFM (iAFM) Processes Optimize sales & service capabilities local to customers – provide a ‘One-Chart’ approach Improve processes to capture more business from the global installed base through targeted campaigns Enhance our systems and processes to improve response times, upsell our services and maximize our prices Expand our connected customer assets to provide enhanced reliability and long term service agreements • Combined service centre network in every region • Multi-skilled field service resources • Aftermarket academy • Spare Parts Pricing • Smart Records • Customer Service Desk • Inside Sales & Channel Partner Management • Installed Base data capture & management • Proactive Sales Campaigning • Tools to access installed base for each salesperson • Lifecycle contracts with connected assets (Uptime, LTSA, Frameworks) • Uptime enabled products

GTLS: GAS TO LIQUID SYSTEMS® 27© 2023 Chart Industries, Inc. Confidential and Proprietary Agenda Howden Synergy Achievements Key Takeaways Record Q3 2023 Results & Continued Strong Demand Progress on Deleveraging 2023 and 2024 Outlook

GTLS: GAS TO LIQUID SYSTEMS® Q3 2023 Act Midyear 2024 Fcst Net Leverage (bank EBITDA) Net Leverage (covenant ceiling) Accelerating Net Leverage Reduction 28 3.59X 2.5-2.9X 4.5X 6.0X Debt Covenant: Net Debt/ LTM Adjusted EBITDA(1) ▪ Reiterate our financial policy that until we are within our target net leverage ratio range of 2-2.5X, we will: ▪ Not do any additional material cash acquisitions ▪ Not do share repurchases ▪ Credit Ratings ▪ Moody’s LTR B1 Stable ▪ S&P LT Issuer Credit B+ Stable (1) Adjusted EBITDA is a non-GAAP measure and should not be consulted as an alternative to net income in accordance with U.S. GAAP ▪ Q2 2023 net leverage of 3.59X; pro forma of 3.47X adjusting for Cofimco, Cryo Diffusion and American Fans divestitures © 2023 Chart Industries, Inc. Confidential and Proprietary 3.47X proforma for announced divestitures

GTLS: GAS TO LIQUID SYSTEMS® Cash and Balance Sheet Activities in Q3 2023 29 1. Action completed (non-divestiture related) a) Received Howden acquisition working capital settlement ($17.5 million; cash received July 26, 2023) b) Completed additional ~$15.1 million cash repatriation from China (~$35 million YTD 2023), ~$7.5 million from South Africa, ~$2 million from Italy and ~$1.3 million from India c) Term Loan B repricing = 50 bps reduction to spread (~$9 million annual in interest savings on $1.8B balance); closed October 2, 2023 d) Closed our S. Africa property sale (cash received of ~$2.2 million on September 29, 2023) e) Additional non-RCF letter of credit capacity via bilateral line with HSBC Germany (25M euro) 2. Completed: Divestitures resulting in approximately $500 million of cash for debt paydown a) Closed on the Roots™ divestiture to Ingersoll Rand (NYSE: IR) for $300 million all-cash on August 18, 2023 b) Executed definitive agreement to sell Cofimco to PX3 for $80 million all-cash transaction (expected to close October 31, 2023) c) Completed sale of a French product line for 4.25M Euros (Q4 2023 cash) d) Signed and closed on the sale of American Fans to Arcline Investment Management for $111 million all-cash on October 26, 2023 e) Achieved original targeted cash proceeds from a subset of the original asset scope from divestitures of ~$496 million; one asset from the original scope remains within Chart currently 3. Underway: Other Balance Sheet Activities a) Sale of additional specific properties underway (two expected to close in fourth quarter 2023 totaling ~$4.75M) b) Consolidating or reducing other offices/sites (30+) c) Cash recovery process announced from Chart supplier (related to the divested Cryobio business) d) Cash repatriation throughout remainder of 2023 e) Replacement of US Insurance collateral SBLCs

Q3 2023 Accelerated Investment in Theodore, AL (USA) Jumbo Tank and Railcar Facility; High ROI, Over $115 million in backlog 30 • $58M of orders booked for facility in Q3 2023 • Shop built tanks up to 450k gallons, 1700m3 • Largest shop built cryogenic tanks in the world • Water, truck and rail shipping options • Schedule accelerated for earlier completion and first production, supporting our third quarter 2023 bookings • Rail spur revamp from Phase 2 also accelerated Customer Q3 2023 Orders Total Backlog* Space #1 $20M Space #2 $22M $31M Space #3 $17M $17M IG Railcars $19M $45M EPC $2M Totals $58M $115M *Backlog as of 9/30/2023 specifically for the Theodore, Alabama #2 facility Progress as of June 30, 2023 Only Low Bay had first concrete pour Current progress Including inside photo of High Bay

Free Cash Flow Details

(1) $M	Description	Q3 2023 Actual	Comments
A	Net cash (used in) operating activities as presented (Consolidated US GAAP)	($22.6)	• Includes activity related to Roots discontinued operations, Howden acquisition adjustments and Cofimco assets held for sale
B	Impact of non-continuing operations of Cofimco & Roots	89.7	• Not repeating
C	Howden acquisition adjustments and FX/Other	37.3	• Not repeating
D	Adjusted net cash provided by continuing operations (non-GAAP)	104.4	
E	Capital Expenditures	(63.6)	• Q4 2023 expected to be more typical
F	Gain on sale of property	3.6	
G	Capital Expenditures Discontinued Operations	2.6	• Not repeating
H	Free Cash Flow (FCF), from Continuing Operations (non-GAAP)	47.0	
I	M&A Advisor and other Howden M&A related cash costs	37.8	
J	Adjusted FCF from Continuing Operations (non-GAAP)	84.8	• METRIC USED FOR GUIDANCE
K	Theodore, Alabama capital expenditure acceleration	35.0	• Teddy2 Q4 2023 expected to be in-line w/ fcst
L	Non-repeating stub Sr. Secured Notes payment	9.0	• Not repeating ever
M	Normalized FCF from Continuing Operations (non-GAAP)	128.8	

1) Reference letters A through K match the table in the earnings release.
2) Free cash flow and adjusted free cash flow are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net cash provided by (used in) operating activities in accordance with U.S. GAAP. The Company believes this figure is of interest to investors and facilities useful period-to-*period comparisons of the Company's operating results. See "Third Quarter 2023 Free Cash Flow" in appendix for a reconciliation.*

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GTLS: GAS TO LIQUID SYSTEMS® 32© 2023 Chart Industries, Inc. Confidential and Proprietary Agenda Howden Synergy Achievements Key Takeaways Record Q3 2023 Results & Continued Strong Demand Progress on Deleveraging 2023 and 2024 Outlook

Chart Industries Outlook

Guidance Metrics as of October 27, 2023

	Q4 2023	2023	Comments
Revenue	$1.1-$1.15B	$3.45-$3.5B	• Delivering on record backlog • Earlier than anticipated close on sales of American Fan & Cofimco • Timing shifts between quarters • Aftermarket/ book & ship accelerate from Q3 levels
Adjusted EBITDA	$255-$270M	$745-$760M	• Continued consistent EBITDA margin as prior two quarters • Benefits from Volume leverage & mix (Big LNG and RSL growth) • Benefit from cost synergies
Adjusted Free Cash Flow	$145-$160M	$335-$350M	• Non-repeat of Q3 cash interest payment in Q4 2023 • Benefits from working capital management • Lower incremental Teddy 2 capex compared to Q3 2023
Cash available for debt paydown in 2023	$340-$350M	$675-685M	• Updated for Q4 free cash flow • $80 million Cofimco cash anticipated in Q4 • $111 million American Fan cash received 10/26/2023
Adjusted diluted EPS	$2.20-$2.40	$6.05-$6.25	• Making progress on tax rate through integration actions • Includes diluted share count of ~47 million

1) *EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income in accordance with U.S. GAAP. Management believes that EBITDA and Adjusted EBITDA facilitate useful period-to-period comparisons of financial results and the information is used by us in evaluating our internal performance.*

2) *"Adjusted free cash flow" is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to net cash provided by (used in) operating activities in accordance with U.S. GAAP. The Company believes this figure is of interest to investors and facilities useful period-to-period comparisons of the Company's operating results.*

3) *Adjusted diluted EPS (a non-GAAP measure) guidance excludes incremental intangible amortization related to Howden acquisition.*

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33

Chart Industries 2024 Outlook

Guidance Metrics as of October 27, 2023

	2024	Comments
Revenue	~$5.1B	• Delivering on record backlog • Big LNG and Specialty backlog conversion • Inclusion of commercial synergies • Repair, Service & Leasing growth of 10%+
Adjusted EBITDA	~$1.3B	• Benefits from Volume leverage • Benefits from Mix (Big LNG, hydrogen liquefaction, and RSL growth) • Benefit from cost synergies
Free Cash Flow	$575-$625M	• Growth in net income • Lower cash interest and cash taxes • Benefits from working capital management
Cash available for debt paydown in 2024	$575-$625M plus	• Full year 2024 free cash flow • Additional cash planning actions including real estate sales and cash harvesting items
Adjusted Earnings per Share	~$14 plus	• Includes Q4 divestiture proceeds used for debt reduction as well as excess free cash flow generated through 2024 • Tailwind from expected lower effective tax rate

1) *EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income in accordance with U.S. GAAP. Management believes that EBITDA and Adjusted EBITDA facilitate useful period-to-period comparisons of financial results and the information is used by us in evaluating our internal performance.*
2) *Adjusted diluted EPS (a non-GAAP measure) guidance excludes incremental intangible amortization related to Howden acquisition.*

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“-clean power, clean water, clean food, and clean industrials regardless of molecule.” 2023 ANALYST DAYSAVE THE DATE! November 28, 2023 8:00am – 12:00pm ET New York Stock Exchange, NY Register here: https://investorday.chartindustries.com Join Jill Evanko, President and CEO, Joe Brinkman, CFO, and the Chart Industries Leadership team for breakfast, presentations and Q&A

APPENDIX

GTLS: GAS TO LIQUID SYSTEMS® Commercial Pipeline Growth 37 Q2 2023 Q3 2023 ~ $20B ~ $20.3B Q1 2023 Q2 2023 Q3 2023 ~ $1.3B ~ $0.8B ~ $1B Our total commercial pipeline, inclusive of commercial synergies, is over $20.3B for the next 3 years and increased quarter-over-quarter despite converting ~$1.13B of pipeline into orders during the third quarter 2023 Total Chart Commercial Pipeline Chart’s Commercial Synergy Pipeline

Recent Macro Activity Driving Chart Demand

#	End Market	Recent News
1	CCUS	• UK strategy to meet net zero emissions includes combing biomass with carbon capture technology (aka BECCS) • Project Stratos, under construction in Texas, is planned to be the world's largest carbon capture facility, removing 500,000 tons of CO2 from the atmosphere/year • Large international oil companies investing in CCUS projects, technologies and companies • Materialization of several CCUS projects in the cement industry, which comprises ~8% of worldwide carbon emission • Growing focus between Southeast Asia and Australia on pooling resources for CCUS hubs and projects
2	Hydrogen	• US. Department of Energy announced 7 Hydrogen Hubs to receive ~$7 billion in funding on October 13, 2023 • EU member states approved the Renewable Energy Directive which will require 42% of H2 used by industry to be green by 2030 and 1% of all transport fuels to be green • Federal and local governments are investing 100M AUD into infrastructure in S. Australia's first large-scale hydrogen export terminal
3	Water Treatment	• The Department of Water Resources awarded $187 million to 32 groundwater subbasins through a grant program supporting groundwater monitoring, water use efficiency, groundwater recharge, recycled water and water quality • Flow of saltwater upriver from Gulf of Mexico is expected to cause water systems in Louisiana to need emergency bulk water supply • Abu Dhabi National Oil and Energy Company will finance a $2.2 billion project to provide sustainable water supply to ADNOC's onshore operations
4	Electrification / Mining	• Globally, lithium output is on track to triple over the next decade • A deposit of lithium recently discovered along the Nevada-Oregon border may be among the world's largest • U.S. and EU countries are building their own abilities to mine, process and manufacture critical minerals
5	Space Exploration	• Economic experts (Morgan Stanley, GlobalData) project the value of the space exploration economy to reach $1 trillion by 2040 • Multiple other countries are getting involved in space exploration including India, Taiwan Space Agency, and Pakistan
6	LNG	• Sempra has received federal approval to double capacity at the Port Arthur LNG project in Texas • Roundhill Investments announced the launch of the world's first dedicated LNG ETF • Saudi Aramco signed a deal to buy a minority stake in MidOcean Energy; its first investment in the international LNG market
7	Nuclear/SMR	• Polish and U.S. officials signed an agreement Sept 27, 2023 to progress with the construction of Poland's first nuclear power plant • UK Government launched GB Nuclear which will include deployment of SMR to industrial process and grid-based power generation • French SMR company submitted safety file to French Nuclear Regulator, a key step in preparing the licensing for SMR deployment

38

GTLS: GAS TO LIQUID SYSTEMS® Current Debt Maturity Profile 39© 2023 Chart Industries, Inc. Confidential and Proprietary 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2023 2024 2025 2026 2027 2028 2029 2030 2031 Bonds TLB RCF - Drawn RCF - Unused No significant maturities until 2030 $ million ▪ Mix of Term Loan B and Bonds provides prepayment flexibility, protection against interest rate fluctuations ▪ Significant capacity on RCF to address any near-term needs

Third Quarter 2023 Adjusted EPS

$ millions, except per share amounts Continuing Operations	Q3 2023 Diluted EPS		Q2 2023 Diluted EPS		YTD Q3 2023 Diluted EPS	
Net income attributable to Chart Industries, Inc.		9.4		6.6		0.1
Less: Mandatory convertible preferred stock dividend		6.8		6.9		20.5
Income (loss) from continuing operations attributable to Chart		2.6		(0.3)		(20.4)
Reported EPS	$	0.05	$	(0.01)	$	(0.49)
1 Investment equities mark-to-market, net of FX		0.11		0.10		0.26
2 Debt and financing costs		-		-		1.28
3 Mandatory convertible preferred stock dividend		0.15		0.15		0.49
4 Deal related and integration costs		0.12		0.16		0.83
5 Howden amortization		1.00		0.99		2.25
6 Startup costs - organic		-		-		0.03
7 Restructuring & related costs		0.10		0.13		0.26
8 Other one-time Items		-		-		0.01
9 Tax effects (1)		(0.25)		(0.33)		(1.08)
Adjusted EPS (2)		$1.28		$1.19		$3.84
Share Count (millions)		47.61		46.45		41.96

(1) Tax effect reflects adjustment at normalized periodic rates
(2) Adjusted Diluted EPS is a non-GAAP measure and is reported on a historical basis. EPS adjustment reconciliation table is provided in accompanying press release financial tables.

GTLS: GAS TO LIQUID SYSTEMS®
© 2023 Chart Industries, Inc. Confidential and Proprietary
40

GTLS: GAS TO LIQUID SYSTEMS® 41 Third Quarter 2023 Adjusted EBITDA $ millions, except per share amounts Consolidated Q3 2023 Q3 2022 Change v. PY Q2 2023 Change v. PQ Net sales 897.9 412.1 485.8 908.1 (10.2) Net income from continuing operations $11.6 $41.6 ($30.0) $9.6 $2.0 Income tax expense (benefit), net 0.2 (1.6) 1.8 2.4 (2.2) Interest expense, net 90.5 6.4 84.1 83.9 6.6 Depreciation and amortization 67.0 20.2 46.8 62.9 4.1 EBITDA (1) $169.3 $66.6 $102.7 $158.8 $10.5 Non-recurring costs 18.0 (0.5) 18.5 29.3 (11.3) Share-based compensation 2.6 2.3 0.3 2.6 0.0 Investment equities mark-to-market 5.1 9.6 (4.5) 4.6 0.5 Adjusted EBITDA (1) $195.0 $78.0 $117.0 $195.3 ($0.3) % of Sales 21.7% 18.9% +280 bps 21.5% +20 bps (1) EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income in accordance with U.S. GAAP. Management believes that EBITDA and Adjusted EBITDA facilitate useful period-to-period comparisons of financial results and the information is used by us in evaluating our internal performance.

GTLS: GAS TO LIQUID SYSTEMS® Q3 2023 Addback Detail © 2023 Chart Industries, Inc. Confidential and Proprietary 42 Main category Detailed Description Q3 2023 gross amount (+ added to / (-) reduced income) Impact to operating income 1 Mark-to-Market of inorganic investments • McPhy MTM • Stabilis MTM • Minority investments, other (Liberty and HTEC) 5.1 No, net income only 2 Howden deal, integration, restructuring and related expense • Integration costs • Third party support fees • Specific to org structure changes, movement of people between facilities, sign-on bonuses • Cost to achieve synergies 10.6 Yes, operating and net income 3 Amortization • Howden Q3 amortization • Inventory and PPE Step-up 47.6 Yes, operating and net income 4 Tax effect on all above adjustments • Tax effect on gross adjustments as shown above (11.8) No, net income only

GTLS: GAS TO LIQUID SYSTEMS® Sequential Segment Details - Reported 43 $ millions Sales Gross Profit Margin Operating Margin Commentary Q3 23 Q2 23 Q3 23 Q2 23 Q3 23 Q2 23 Cryo Tank Solutions $159.0 $152.7 22.1% 18.9% 10.8% 6.9% • Q3 sales benefited from Q2 revenue shift • Q/Q operating performance driven by improvement in price/cost +4.1% +320bps +390bps Heat Transfer Systems $232.5 $236.0 26.5% 28.5% 18.7% 21.1% • Sales driven by ssLNG and Q/Q improvement in traditional energy • Q/Q profit margin impacted by Big LNG having more revenue in Q2 driven by delivery timing of customer trains -1.5% -200bps -240bps Specialty Products $240.0 $236.7 25.8% 25.8% 14.0% 12.3% • Q3 was impacted by Teddy 2 expansion timing; adjusting for this Gross Profit Margin would have been 100bps higher • 2024 and beyond to benefit from accretive to Gross Profit Margin liquefication projects that are already in backlog+1.4% 0bps +170bps Repair, Service & Leasing $271.3 $298.7 43.3% 41.3% 15.6% 15.3% • Q/Q sales driven by new customer additions, continued strength in service and spares partially offset by timing as shown on slide 15 • Profit performance remains above ~42% Gross Profit Margin target -9.2% +200bps +30bps

GTLS: GAS TO LIQUID SYSTEMS® Sequential Segment Details - Adjusted 44 $ millions Sales Adj. Gross Profit Margin Adj. OP Margin Commentary Q3 23 Q2 23 Q3 23 Q2 23 Q3 23 Q2 23 Cryo Tank Solutions $159.0 $152.7 23.3% 21.5% 12.6% 8.6% • Q3 sales benefited from Q2 revenue shift • Q/Q operating performance driven by improvement in price/cost +4.1% +180bps +400bps Heat Transfer Systems $232.5 $236.0 26.8% 28.8% 19.7% 21.4% • Sales driven by ssLNG and Q/Q improvement in traditional energy • Q/Q profit margin impacted by Big LNG having more revenue in Q2 driven by delivery timing of customer trains -1.5% -200bps -170bps Specialty Products $240.0 $236.7 26.6% 27.0% 16.5% 13.7% • Q3 was impacted by Teddy 2 expansion timing; adjusting for this Gross Profit Margin would have been 100bps higher • 2024 and beyond to benefit from accretive to Gross Profit Margin liquefication projects that are already in backlog+1.4% -40bps +280bps Repair, Service & Leasing $271.3 $298.7 45.1% 43.6% 30.2% 30.2% • Q/Q sales driven by new customer additions, continued strength in service and spares partially offset by timing as shown on slide 15 • Profit performance remains above ~42% Gross Profit Margin target -9.2% +150bps 0bps

GTLS: GAS TO LIQUID SYSTEMS® 45 Third Quarter 2023 Net Income Bridge $ millions, except per share amounts Q3 2023, Reported Adjustments Q3 2023, AdjustedContinuing Operations Sales $897.9 - $897.9 Cost of sales 621.7 (9.1) 612.6 Gross profit 276.2 9.1 285.3 Selling, general, and administrative expenses 122.8 (9.0) 113.8 Amortization expense 49.0 (39.3) 9.7 Operating expenses 171.8 (48.3) 123.5 Operating income 104.4 57.4 161.8 Interest expense, net 85.7 - 85.7 Financing costs amortization 4.8 - 4.8 Unrealized loss (gain) on investments in equity securities 5.2 (5.2) - Foreign currency loss (2.9) - (2.9) Other income 1.1 (0.8) 0.3 Income tax expense 0.1 11.8 11.9 Income before equity in (loss) earnings of unconsolidated affiliates, net 10.4 51.6 62.0 Equity in (loss) earnings of unconsolidated affiliates, net 1.3 - 1.3 Net income 11.7 51.6 63.3 Less: Income attributable to noncontrolling interests, net of taxes 2.3 - 2.3 Net income attributable to Chart Industries, Inc. $9.4 $51.6 $61.0

Segment Sales and Operating Margin Information

Sales ($M, except %)	Q3 '23	Q2 '23	% Chg PQ	Q3 '22	% Chg PY
Specialty Products	240.0	236.7	+1.4%	108.1	+122%
Cryo Tank Solutions	159.0	152.7	+4.1%	126.9	+25.3%
Repair, Service, Leasing	271.3	298.7	-9.2%	49.7	+445.9%
Heat Transfer Systems	232.5	236.0	-1.5%	132.1	+76%

Reported Op Income ($M, except %)	Q3 '23	Q2 '23	% Chg PQ	Q3 '22	% Chg PY
Specialty Products	33.7	29.1	+15.8%	16.7	+101.8%
Cryo Tank Solutions	17.1	10.5	+62.9%	12.2	+40.2%
Repair, Service, Leasing	42.3	45.6	-7.2%	12.0	+252.5%
Heat Transfer Systems	43.4	49.8	-12.9%	18.3	+137.2%

Adjusted Op Income ($M, except %)	Q3 '23	Q2 '23	% Chg PQ	Q3 '22	% Chg PY
Specialty Products	39.6	32.5	+21.8%	21.3	+85.9%
Cryo Tank Solutions	20.1	13.2	+52.3%	13.8	45.7%
Repair, Service, Leasing	82.0	90.1	-9%	11.4	+619.3%
Heat Transfer Systems	45.7	50.6	-9.7%	21.3	+114.6%

Adjusted Op Margin ($M, except %)	Q3 '23	Q2 '23	Bps Chg PQ	Q3 '22	Bps Chg PY
Specialty Products	16.5%	13.7%	+280 bps	19.7%	-320 bps
Cryo Tank Solutions	12.6%	8.6%	+400 bps	10.9%	170 bps
Repair, Service, Leasing	30.2%	30.2%	10 bps	22.9%	+730 bps
Heat Transfer Systems	19.7%	21.4%	-180 bps	16.1%	+360 bps

(1) Adjusted Operating Margin % is a non-GAAP measure. Please see reconciliation table at the end of the accompanying earnings release for a reconciliation to the relevant GAAP measure

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46

GTLS: GAS TO LIQUID SYSTEMS® 47 Segment Sales and Gross Margin Information Sales ($M, except %) Q3 ‘23 Q2 ‘23 % Chg PQ Q3 '22 % Chg PY Specialty Products 240.0 236.7 +1.4% 108.1 +122% Cryo Tank Solutions 159.0 152.7 +4.1% 126.9 +25.3% Repair, Service, Leasing 271.3 298.7 -9.2% 49.7 +445.9% Heat Transfer Systems 232.5 236.0 -1.5% 132.1 +76% Reported GM % ($M, except %) Q3 ‘23 Q2 ‘23 % Chg PQ Q3 '22 % Chg PY Specialty Products 25.8% 25.8% 0 bps 31.6% -580 bps Cryo Tank Solutions 22.1% 18.9% +320 bps 18.0% +410 bps Repair, Service, Leasing 43.3% 41.3% 200 bps 38.4% +490 bps Heat Transfer Systems 26.5% 28.5% -200 bps 21.6% +490 bps Adjusted GM % ($M, except %) Q3 ‘23 Q2 ‘23 Bps Chg PQ Q3 '22 Bps Chg PY Specialty Products 26.6% 27.0% -40 bps 35.6% -900 bps Cryo Tank Solutions 23.3% 21.5% +180 bps 19.2% +410 bps Repair, Service, Leasing 45.1% 43.6% +150 bps 37.0% +810 bps Heat Transfer Systems 26.8% 28.8% -200 bps 23.7% +310 bps (1) Adjusted GM % is a non-GAAP measure. Please see reconciliation table at the end of the accompanying earnings release for a reconciliation to the relevant GAAP measure